Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports First Quarter 2014 Diluted EPS of $4.40, or $4.43 as adjusted

•	12% AUM growth from the first quarter of 2013

•	$26.7 billion of long-term net inflows for the first quarter of 2014

•	16% operating income growth (15% as adjusted) from the first quarter of 2013

•	39.4% operating margin (41.4% as adjusted) for the first quarter of 2014 improved 230 basis points (140 basis points as adjusted) from the first quarter of 2013

•	22% diluted EPS growth (21% as adjusted) from the first quarter of 2013

•	15% quarterly dividend increase to $1.93 per share and consistent capital management with $250 million of quarterly share repurchases

FINANCIAL RESULTS

(Amounts in millions except per share data), (unaudited)	Q1 2014	Q1 2013	Change		Q4 2013	Change
AUM	$4,400,925	$3,936,409	12%		$4,324,088	2%
GAAP basis:
Revenue	$2,670	$2,449	9%		$2,777	(4%)
Operating income	$1,051	$909	16%		$1,133	(7%)
Operating margin	39.4%	37.1%	230	bps	40.8%	(140	bps)
Net income(1)	$756	$632	20%		$841	(10%)
Diluted EPS	$4.40	$3.62	22%		$4.86	(9%)
Weighted average diluted shares	171.9	174.6	(2%)		173.0	(1%)
As Adjusted:
Operating income(2)	$1,062	$921	15%		$1,143	(7%)
Operating margin(2)	41.4%	40.0%	140	bps	42.7%	(130	bps)
Net income(1) (2)	$762	$637	20%		$851	(10%)
Diluted EPS(2)	$4.43	$3.65	21%		$4.92	(10%)

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (5) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 11 through 14 for more information on as adjusted items and the reconciliation to GAAP.

New York, April 17, 2014 — BlackRock, Inc. (NYSE:BLK) today reported financial results for the three months ended March 31, 2014.

“The strength and stability of our diversified platform again drove our results, with first quarter revenue up 9% and as adjusted operating income up 15% year-over-year,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Our $26.7 billion in long-term net inflows for the quarter reflect positive flows across all asset classes, client types and regions, and our focus on long-term strategic themes continued to resonate, as clients look to us for investment solutions.

“BlackRock’s retail business continued to build on the strength exhibited in 2013, with $14.0 billion of net inflows, led by further acceleration in our international franchise, which contributed $9.8 billion of net inflows. U.S. Retail flows were driven by investor demand for top-tier non-traditional income solutions, led by our Strategic Income Opportunities fund, which raised $2.7 billion in the quarter and has generated $10 billion of flows in the last five quarters. Additionally, we saw strong client interest in our retail alternatives offerings, with $2.1 billion of net new flows in the quarter, highlighting the momentum BlackRock is seeing across our alternatives platform.

“The fixed income landscape is undergoing significant change, driving both institutional and retail clients to re-examine their fixed income strategies. We continue to witness a shift towards unconstrained fixed income and increased usage of liability driven investing as large pension plans take advantage of strong equity markets and improved funding ratios to immunize their portfolios. The depth and breadth of our solutions offering, coupled with strong relative fixed income investment performance, position us to gain market share as the landscape evolves.

“We are pleased with continued strong investment performance across active fixed income, multi-asset and alternatives. In our U.S. active equity business, where we’ve invested in new managers, we are seeing improved performance, though we recognize that it will take time to build long-term track records.

“We are encouraged by the quality of conversations we are having with clients and the subsequent momentum we are seeing in our business. Clients increasingly have an appreciation for our focus on integrating technology and risk management into our investment approach and our ability to harness our collective intelligence across the firm – both of which differentiate BlackRock as an active manager.

“The recently announced management repositioning reflects the focus we’ve had for several years now to ensure we are building a strong and deep bench of executive talent across the company. We will continue to nurture our homegrown talent and supplement it by attracting top leaders from outside the firm. Finally, I want to once again express my gratitude to BlackRock employees for their commitment to delivering excellence for our clients and the firm.”

RESULTS BY CLIENT TYPE

(Dollar amounts in millions), (unaudited)	Q1 2014 Net flows	March 31, 2014 AUM	Q1 2014 Base Fees(1)	March 31, 2014 AUM % of Total	Q1 2014 Base Fees(1) % of Total
Retail	$14,002	$508,717	$785	12%	35%
iShares	7,759	930,380	765	23%	35%
Institutional:
Active	(12,611)	939,654	455	23%	20%
Index	17,577	1,726,855	212	42%	10%

Total institutional	4,966	2,666,509	667	65%	30%

Total long-term	$26,727	$4,105,606	$2,217	100%	100%

RESULTS BY PRODUCT

(Dollar amounts in millions), (unaudited)	Q1 2014 Net flows	March 31, 2014 AUM	Q1 2014 Base Fees(1)	March 31, 2014 AUM % of Total	Q1 2014 Base Fees(1) % of Total
Equity	$3,824	$2,347,934	$1,255	57%	57%
Fixed income	15,642	1,289,014	495	31%	22%
Multi-asset	4,989	353,231	286	9%	13%
Alternatives	2,272	115,427	181	3%	8%

Total long-term	$26,727	$4,105,606	$2,217	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows were positive across all regions, with net inflows of $7.5 billion, $6.0 billion and $13.2 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At March 31, 2014, BlackRock managed 60% of long-term AUM for investors in the Americas and 40% for international clients.

A discussion of the Company’s net flows by client type for the first quarter of 2014 is presented below.

•	Retail long-term net inflows of $14.0 billion included net inflows of $4.2 billion in the United States and $9.8 billion internationally. Long-term net inflows were diversified across all asset classes, led by fixed income net inflows of $6.1 billion, which reflected strong interest in unconstrained fixed income offerings, including $2.7 billion of net inflows into our Strategic Income Opportunities fund. Multi-asset class net inflows of $3.6 billion demonstrated demand for our flagship Global Allocation and Multi-Asset Income funds. Equity net inflows of $2.2 billion were driven by flows into our European Equities suite. Alternative mutual funds generated more than $1 billion in net inflows for the fourth straight quarter, with our Global Long/Short Credit and Global Long/Short Equity funds each gathering more than $0.7 billion in assets.

•	iShares long-term net inflows of $7.8 billion included U.S. and European iShares net inflows of $3.2 billion and $4.8 billion, respectively. Fixed income net inflows of $6.6 billion represented a leading share of fixed income industry ETF flows for the quarter. Equity net inflows totaled $0.9 billion, with strength in developed market equity flows largely offset by outflows from emerging markets products.

•	Institutional active long-term net outflows of $12.6 billion included equity and fixed income net outflows of $8.0 billion and $7.0 billion, respectively. Scientific active equity outflows of $4.1 billion were primarily due to a redemption from a single client while fundamental equity outflows of $3.9 billion were focused in the United States and driven by a large subadvisory client. Fundamental fixed income outflows of $7.5 billion were primarily driven by the acquisition of a client by the affiliate of a competing asset manager. Net inflows of $2.9 billion into multi-asset class products reflected ongoing demand for our LifePath® target-date suite.

•	Institutional index long-term net inflows of $17.6 billion were driven by fixed income net inflows of $10.0 billion, which included strong liability driven investment activity. Equity net inflows of $8.7 billion reflected flows into developed market mandates. Commodities contributed additional inflows of $0.5 billion. Long-term net inflows were partially offset by multi-asset class net outflows of $1.6 billion.

Cash management AUM decreased 4% to $263.5 billion.

Advisory AUM decreased 12% to $31.8 billion due to portfolio liquidations. The execution of these liquidations contributed to BlackRock Solutions® and advisory revenue in the quarter.

INVESTMENT PERFORMANCE AT MARCH 31, 2014(1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	77%	89%	86%
Tax-exempt	57%	68%	70%
Passively managed products within or above applicable tolerance	93%	98%	89%

Equity:
Actively managed products above benchmark or peer median
Fundamental	55%	43%	47%
Scientific	89%	95%	93%
Passively managed products within or above applicable tolerance	97%	98%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, April 17, 2014 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 22292360). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, April 17, 2014 and ending at midnight on Thursday, May 1, 2014. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 22292360. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At March 31, 2014, BlackRock’s AUM was $4.401 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of March 31, 2014, the firm had approximately 11,500 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(Dollar amounts in millions, except per share data), (unaudited)

	Three Months Ended March 31,				Three Months Ended December 31, 2013
	2014	2013	Change			Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,291	$2,129	$162		$2,280	$11
Investment advisory performance fees	158	108	50		268	(110)
BlackRock Solutions and advisory	154	126	28		157	(3)
Distribution fees	19	17	2		19	—
Other revenue	48	69	(21)		53	(5)

Total revenue	2,670	2,449	221		2,777	(107)

Expenses
Employee compensation and benefits	982	905	77		925	57
Distribution and servicing costs	89	91	(2)		87	2
Amortization of deferred sales commissions	15	12	3		14	1
Direct fund expenses	179	161	18		167	12
General and administration	313	331	(18)		410	(97)
Amortization of intangible assets	41	40	1		41	—

Total expenses	1,619	1,540	79		1,644	(25)

Operating income	1,051	909	142		1,133	(82)

Nonoperating income (expense)

Net gain (loss) on investments	76	62	14		70	6
Net gain (loss) on consolidated variable interest entities	(16)	27	(43)		2	(18)
Interest and dividend income	10	6	4		4	6
Interest expense	(53)	(54)	1		(52)	(1)

Total nonoperating income (expense)	17	41	(24)		24	(7)

Income before income taxes	1,068	950	118		1,157	(89)
Income tax expense	324	284	40		307	17

Net income	744	666	78		850	(106)
Less:
Net income (loss) attributable to noncontrolling interests	(12)	34	(46)		9	(21)

Net income attributable to BlackRock, Inc.	$756	$632	$124		$841	($85)

Weighted-average common shares outstanding
Basic	169,081,421	171,301,800	(2,220,379)		169,010,606	70,815
Diluted	171,933,803	174,561,132	(2,627,329)		172,999,529	(1,065,726)
Earnings per share attributable to BlackRock, Inc. common stockholders (5)
Basic	$4.47	$3.69	$0.78		$4.98	($0.51)
Diluted	$4.40	$3.62	$0.78		$4.86	($0.46)

Cash dividends declared and paid per share	$1.93	$1.68	$0.25		$1.68	$0.25

Supplemental information:

AUM (end of period)	$4,400,925	$3,936,409	$464,516		$4,324,088	$76,837
Shares outstanding (end of period)	169,138,109	171,102,532	(1,964,423)		168,724,763	413,346
GAAP:
Operating margin	39.4%	37.1%	230	bps	40.8%	(140)	bps
Effective tax rate	30.0%	31.0%	(100)	bps	26.7%	330	bps
As adjusted:
Operating income (1)	$1,062	$921	$141		$1,143	($81)
Operating margin (1)	41.4%	40.0%	140	bps	42.7%	(130)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$26	$3	$23		$13	$13
Net income attributable to BlackRock, Inc. (3) (4)	$762	$637	$125		$851	($89)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4) (5)	$4.43	$3.65	$0.78		$4.92	($0.49)
Effective tax rate	30.0%	31.0%	(100)	bps	26.5%	350	bps

See pages 11-14 for the reconciliation to GAAP and notes (1) through (5) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(Dollar amounts in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	March 31, 2014	Average AUM (2)
Retail:
Equity	$203,035	$2,183	$2,715	$305	$208,238	$204,108
Fixed income	151,475	6,058	2,854	61	160,448	156,082
Multi-asset	117,054	3,636	765	93	121,548	118,893
Alternatives	16,213	2,125	131	14	18,483	17,278

Retail subtotal	487,777	14,002	6,465	473	508,717	496,361
iShares:
Equity	718,135	934	5,774	(870)	723,973	711,373
Fixed income	178,835	6,624	2,860	(297)	188,022	185,214
Multi-asset	1,310	110	23	(6)	1,437	1,374
Alternatives	16,092	91	777	(12)	16,948	16,692

iShares subtotal	914,372	7,759	9,434	(1,185)	930,380	914,653
Institutional:
Active:
Equity	138,726	(8,032)	1,508	172	132,374	135,369
Fixed income	505,109	(7,023)	10,768	838	509,692	508,127
Multi-asset	215,276	2,850	5,660	79	223,865	220,506
Alternatives	73,299	(406)	676	154	73,723	73,550

Active subtotal	932,410	(12,611)	18,612	1,243	939,654	937,552
Index:
Equity	1,257,799	8,739	14,818	1,993	1,283,349	1,257,400
Fixed income	406,767	9,983	12,646	1,456	430,852	417,821
Multi-asset	7,574	(1,607)	346	68	6,381	6,662
Alternatives	5,510	462	278	23	6,273	5,972

Index subtotal	1,677,650	17,577	28,088	3,540	1,726,855	1,687,855

Institutional subtotal	2,610,060	4,966	46,700	4,783	2,666,509	2,625,407

Long-term	4,012,209	26,727	62,599	4,071	4,105,606	$4,036,421

Cash management	275,554	(12,432)	126	285	263,533
Advisory (3)	36,325	(3,773)	235	(1,001)	31,786

Total	$4,324,088	$10,522	$62,960	$3,355	$4,400,925

Current Quarter Component Changes by Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	March 31, 2014	Average AUM (2)
Equity:
Active	$317,262	$(6,916)	$4,117	$387	$314,850	$314,522
iShares	718,135	934	5,774	(870)	723,973	711,373
Fixed income:
Active	652,209	(1,458)	13,530	870	665,151	659,491
iShares	178,835	6,624	2,860	(297)	188,022	185,214
Multi-asset	341,214	4,989	6,794	234	353,231	347,435
Alternatives:
Core	85,026	1,934	807	98	87,865	86,402
Currency and commodities (4)	26,088	338	1,055	81	27,562	27,090

Subtotal	2,318,769	6,445	34,937	503	2,360,654	2,331,527
Non-ETF Index:
Equity	1,282,298	9,806	14,924	2,083	1,309,111	1,282,355
Fixed income	411,142	10,476	12,738	1,485	435,841	422,539

Subtotal Non-ETF Index	1,693,440	20,282	27,662	3,568	1,744,952	1,704,894

Long-term	$4,012,209	$26,727	$62,599	$4,071	$4,105,606	$4,036,421

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(Dollar amounts in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	March 31, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	March 31, 2014	Average AUM (4)
Retail:
Equity	$169,402	$6,434	$13,066	$—	$16,430	$2,906	$208,238	$182,265
Fixed income	143,711	14,819	3,897	—	(2,592)	613	160,448	147,871
Multi-asset	97,373	15,569	2,663	—	5,790	153	121,548	108,386
Alternatives	10,655	7,190	—	136	218	284	18,483	14,366

Retail subtotal	421,141	44,012	19,626	136	19,846	3,956	508,717	452,888
iShares:
Equity	588,694	48,773	—	13,021	71,236	2,249	723,973	653,926
Fixed income	189,501	189	—	1,294	(4,655)	1,693	188,022	185,498
Multi-asset	1,035	336	—	—	79	(13)	1,437	1,218
Alternatives	23,546	(3,164)	—	1,645	(5,125)	46	16,948	18,327

iShares subtotal	802,776	46,134	—	15,960	61,535	3,975	930,380	858,969
Institutional:
Active:
Equity	130,138	(18,893)	—	—	19,130	1,999	132,374	132,312
Fixed income	505,391	(2,808)	—	—	2,846	4,263	509,692	503,606
Multi-asset	175,524	25,973	3,335	—	13,229	5,804	223,865	196,969
Alternatives	67,688	(7,513)	—	10,836	2,626	86	73,723	69,168

Active subtotal	878,741	(3,241)	3,335	10,836	37,831	12,152	939,654	902,055
Index:
Equity	1,104,361	3,096	(18,238)	—	184,591	9,539	1,283,349	1,191,932
Fixed income	406,930	17,529	(4,723)	—	(2,651)	13,767	430,852	408,955
Multi-asset	9,634	(3,620)	—	—	375	(8)	6,381	8,173
Alternatives	5,672	485	—	—	(145)	261	6,273	5,656

Index subtotal	1,526,597	17,490	(22,961)	—	182,170	23,559	1,726,855	1,614,716

Institutional subtotal	2,405,338	14,249	(19,626)	10,836	220,001	35,711	2,666,509	2,516,771

Long-term	3,629,255	104,395	—	26,932	301,382	43,642	4,105,606	$3,828,628

Cash management	261,329	(2,541)	—	—	419	4,326	263,533
Advisory (5)	45,825	(12,105)	—	—	(241)	(1,693)	31,786

Total	$3,936,409	$89,749	$—	$26,932	$301,560	$46,275	$4,400,925

Year-over-Year Component Changes by Product

	March 31, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	March 31, 2014	Average AUM (4)
Equity:
Active	$291,759	$(15,418)	$—	$—	$33,913	$4,596	$314,850	$301,043
iShares	588,694	48,773	—	13,021	71,236	2,249	723,973	653,926
Fixed income:
Active	648,865	11,364	—	—	164	4,758	665,151	649,856
iShares	189,501	189	—	1,294	(4,655)	1,693	188,022	185,498
Multi-asset	283,566	38,258	5,998	—	19,473	5,936	353,231	314,746
Alternatives:
Core	69,943	3,127	—	10,972	3,020	803	87,865	77,901
Currency and commodities (6)	37,618	(6,129)	—	1,645	(5,446)	(126)	27,562	29,616

Subtotal	2,109,946	80,164	5,998	26,932	117,705	19,909	2,360,654	2,212,586
Non-ETF Index:
Equity	1,112,142	6,055	(5,172)	—	186,238	9,848	1,309,111	1,205,466
Fixed income	407,167	18,176	(826)	—	(2,561)	13,885	435,841	410,576

Subtotal Non- ETF Index	1,519,309	24,231	(5,998)	—	183,677	23,733	1,744,952	1,616,042

Long-term	$3,629,255	$104,395	$—	$26,932	$301,382	$43,642	$4,105,606	$3,828,628

(1)	Amounts include $19.6 billion of AUM related to fund ranges reclassed from institutional to retail and $6.0 billion of AUM reclassed from non-ETF index equity and fixed income to multi-asset.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF acquisition in July 2013 and $11.0 billion of AUM acquired in the MGPA acquisition in October 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

SUMMARY OF REVENUES

(Dollar amounts in millions), (unaudited)

	Three Months Ended March 31,		$ Change	Three Months Ended December 31, 2013	$ Change
	2014	2013
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$463	$433	$30	$451	$12
iShares	634	571	63	646	(12)
Fixed income:
Active	324	312	12	321	3
iShares	113	116	(3)	115	(2)
Multi-asset	286	248	38	276	10
Alternatives:
Core	159	136	23	162	(3)
Currency and commodities	22	30	(8)	25	(3)

Subtotal	2,001	1,846	155	1,996	5
Non-ETF Index:
Equity	158	140	18	148	10
Fixed income	58	57	1	59	(1)

Subtotal Non-ETF Index	216	197	19	207	9

Long-term	2,217	2,043	174	2,203	14
Cash management	74	86	(12)	77	(3)

Total base fees	2,291	2,129	162	2,280	11

Investment advisory performance fees:
Equity	22	17	5	46	(24)
Fixed income	8	1	7	13	(5)
Multi-asset	3	7	(4)	10	(7)
Alternatives	125	83	42	199	(74)

Total	158	108	50	268	(110)
BlackRock Solutions and advisory	154	126	28	157	(3)
Distribution fees	19	17	2	19	—
Other revenue	48	69	(21)	53	(5)

Total revenue	$2,670	$2,449	$221	$2,777	($107)

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $162 million from the first quarter of 2013 due to growth in long-term average AUM. Securities lending fees of $105 million in the current quarter decreased $7 million from the first quarter of 2013, primarily reflecting lower spreads, partially offset by an increase in average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $11 million from the fourth quarter of 2013 due to growth in long-term average AUM, partially offset by the effect of two fewer days in the quarter.

•	Performance fees increased $50 million from the first quarter of 2013, primarily reflecting a large fee associated with the planned final liquidation of the closed-end mortgage fund that was partially liquidated in the fourth quarter of 2013.

Performance fees declined $110 million from the fourth quarter of 2013 due to the seasonally higher number of funds with performance measurement locks in the fourth quarter.

•	BlackRock Solutions and advisory revenue increased $28 million from the first quarter of 2013, due to higher revenue from advisory assignments and higher revenue from Aladdin® mandates. BlackRock Solutions and advisory revenue included $109 million in Aladdin business revenues in the current quarter compared with $99 million in the first quarter of 2013.

•	Other revenue decreased $21 million from the first quarter of 2013 due to lower transition management service fees and lower earnings from certain strategic investments.

SUMMARY OF EXPENSES

(Dollar amounts in millions), (unaudited)

	Three Months Ended March 31,			Three Months Ended December 31,2013
	2014	2013	$ Change		$ Change
Operating Expenses
Employee compensation and benefits	$982	$905	$77	$925	$57
Distribution and servicing costs	89	91	(2)	87	2
Amortization of deferred sales commissions	15	12	3	14	1
Direct fund expenses	179	161	18	167	12
General and administration	313	331	(18)	410	(97)
Amortization of intangible assets	41	40	1	41	—

Total Operating Expenses	$1,619	$1,540	$79	$1,644	($25)

Income tax expense	$324	$284	$40	$307	$17

Highlights

•	Employee compensation and benefits increased $77 million from the first quarter of 2013, reflecting higher headcount and higher incentive compensation driven by higher operating income.

Employee compensation and benefits increased $57 million from the fourth quarter of 2013, primarily reflecting higher seasonal employer payroll taxes.

•	General and administration expenses decreased $18 million from the first quarter of 2013, primarily related to the impact of closed-end fund launch costs in the first quarter of 2013, a one-time benefit from the reversal of a real estate-related retirement obligation which is no longer required to be funded and lower other expenses, partially offset by foreign currency exchange movements.

General and administration expenses decreased $97 million from the fourth quarter of 2013, primarily reflecting the timing of marketing and promotional spend and professional expenses, and lower other expenses. The current quarter also reflected the previously mentioned one-time real estate benefit while the fourth quarter of 2013 reflected various lease exit costs.

•	The first quarter GAAP effective income tax rate was 30.0% compared with 31.0% for the first quarter of 2013. The fourth quarter of 2013 GAAP effective income tax rate was 26.7% and benefited from certain nonrecurring items.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

(Dollar amounts in millions), (unaudited)

		Three Months Ended March 31,			Three Months Ended December 31, 2013
		2014	2013	$ Change		$ Change
Nonoperating income (expense), GAAP basis		$17	$41	($24)	$24	($7)
Less: Net income (loss) attributable to NCI		(12)	34	(46)	9	(21)

Nonoperating income (expense)(1)		$29	$7	$22	$15	$14

	Estimated economic investments at March 31, 2014(2)	Three Months Ended March 31,			Three Months Ended December 31, 2013
		2014	2013	$ Change		$ Change
Net gain (loss) on investments(1)
Private equity	20-25%	$44	$19	$25	$17	$27
Real estate	5-10%	2	3	(1)	7	(5)
Distressed credit/mortgage funds/ opportunistic funds	10-15%	10	19	(9)	12	(2)
Hedge funds/funds of hedge funds	20-25%	11	3	8	20	(9)
Other investments(3)	35-40%	2	7	(5)	5	(3)

Subtotal		69	51	18	61	8
Investments related to deferred compensation plans		3	4	(1)	2	1

Total net gain (loss) on investments(1)		72	55	17	63	9
Interest and dividend income		10	6	4	4	6
Interest expense		(53)	(54)	1	(52)	(1)

Net interest expense		(43)	(48)	5	(48)	5

Total nonoperating income (expense)(1)		29	7	22	15	14
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(3)	(4)	1	(2)	(1)

Nonoperating income (expense), as adjusted(1)		$26	$3	$23	$13	$13

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at March 31, 2014. Economic investment amounts at December 31, 2013 for private equity, real estate, distressed credit/mortgage funds/opportunistic funds, hedge funds/funds of hedge funds and other investments were $328 million, $125 million, $148 million, $348 million and $634 million, respectively. See the 2013 Form 10-K for more information.
(3)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.

Highlights

•	Net gains on investments for the current quarter were positively impacted by the monetization of a non-strategic, opportunistic private equity investment.

ECONOMIC TANGIBLE ASSETS

(Dollar amounts in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	March 31, 2014 (Est.)	December 31, 2013
Total balance sheet assets	$216	$220
Separate account assets and separate account collateral held under securities lending agreements	(173)	(177)
Consolidated VIEs/sponsored investment funds	(3)	(3)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$10	$10

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

(Dollar amounts in millions), (unaudited)

	Three Months Ended
	March 31,		December 31, 2013
	2014	2013
Operating income, GAAP basis	$1,051	$909	$1,133
Non-GAAP expense adjustments:
PNC LTIP funding obligation	8	8	8
Compensation expense related to appreciation (depreciation) on deferred compensation plans	3	4	2

Operating income, as adjusted	1,062	921	1,143
Closed-end fund launch costs	—	16	—
Closed-end fund launch commissions	—	2	—

Operating income used for operating margin measurement	$1,062	$939	$1,143

Revenue, GAAP basis	$2,670	$2,449	$2,777
Non-GAAP adjustments:
Distribution and servicing costs	(89)	(91)	(87)
Amortization of deferred sales commissions	(15)	(12)	(14)

Revenue used for operating margin measurement	$2,566	$2,346	$2,676

Operating margin, GAAP basis	39.4%	37.1%	40.8%

Operating margin, as adjusted	41.4%	40.0%	42.7%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

(Dollar amounts in millions), (unaudited)

	Three Months Ended
	March 31,		December 31, 2013
	2014	2013
Nonoperating income (expense), GAAP basis	$17	$41	$24
Less: Net income (loss) attributable to NCI	(12)	34	9

Nonoperating income (expense), net of NCI	29	7	15
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(3)	(4)	(2)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$26	$3	$13

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

(Dollar amounts in millions, except per share data), (unaudited)

	Three Months Ended
	March 31,		December 31, 2013
	2014	2013
Net income attributable to BlackRock, Inc., GAAP basis	$756	$632	$841
Non-GAAP adjustments, net of tax:(4)
PNC LTIP funding obligation	6	5	6
Amount related to the Charitable Contribution	—	—	9
Income tax changes	—	—	(5)

Net income attributable to BlackRock, Inc., as adjusted	$762	$637	$851

Diluted weighted-average common shares outstanding(5)	171.9	174.6	173.0
Diluted earnings per common share, GAAP basis(5)	$4.40	$3.62	$4.86
Diluted earnings per common share, as adjusted(5)	$4.43	$3.65	$4.92

See notes (3) through (5) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring, recurring infrequently or transactions that ultimately will not impact BlackRock’s book value. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

(2) Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests, as adjusted: The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted:

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (1) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation.

The fourth quarter of 2013 reflected an amount recognized in connection with the Charitable Contribution. For more information on the Charitable Contribution, see the Annual Report on Form 10-K for the year ended December 31, 2013.

(4) For each period presented, the non-GAAP adjustments related to the PNC LTIP funding obligation were tax effected at the respective blended rates applicable to the adjustments.

(5) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2014 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2014. The performance data does not include accounts terminated prior to March 31, 2014 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for U.S. retail, institutional and high net worth separate accounts as well as EMEA institutional separate accounts, and net-of-fee for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2014 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.